Exhibit 10.17

Execution Version

REGISTRATION RIGHTS AGREEMENT

among

NUVVE HOLDING CORP.

and

THE HOLDERS PARTY HERETO

TABLE OF CONTENTS

Page

Article I DEFINITIONS2

Section 1.01Definitions2

Section 1.02Registrable Securities4

Article II REGISTRATION RIGHTS5

Section 2.01Shelf Registration5

Section 2.02Piggyback Registration7

Section 2.03Underwritten Offering10

Section 2.04Further Obligations10

Section 2.05Cooperation by Holders15

Section 2.06Restrictions on Public Sale by Holders of Registrable Securities15

Section 2.07Expenses15

Section 2.08Indemnification16

Section 2.09Rule 144 Reporting18

Section 2.10Transfer or Assignment of Registration Rights19

Section 2.11Limitation on Subsequent Registration Rights19

Article III MISCELLANEOUS19

Section 3.01Communications19

Section 3.02Binding Effect21

Section 3.03Assignment of Rights21

Section 3.04Recapitalization, Exchanges, Etc. Affecting Units21

Section 3.05Aggregation of Registrable Securities21

Section 3.06Specific Performance21

Section 3.07Counterparts21

Section 3.08Governing Law, Submission to Jurisdiction22

Section 3.09Waiver of Jury Trial22

Section 3.10Entire Agreement22

Section 3.11Amendment23

Section 3.12No Presumption23

Section 3.13Obligations Limited to Parties to Agreement23

Section 3.14Interpretation23

Section 3.15Severability of Provisions24

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of May 17, 2021 (this “Agreement”) is entered into by and among NUVVE HOLDING CORP., a Delaware corporation (including such Person’s successors by merger, acquisition, reorganization or otherwise, the “Company”), and each of the undersigned Holders (collectively, “Stonepeak Purchasers”).

WHEREAS, this Agreement is made in connection with (i) the issuance of the Series B, C, D, E and F Warrants of the Company (the “Warrants”), and (ii) the Common Stock issuable pursuant to the Securities Purchase Agreement, dated as of May 17, 2021, by and among the Company and Stonepeak Purchasers (the “Securities Purchase Agreement”); and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of Stonepeak Purchasers in connection with its entry into Securities Purchase Agreement and issuance of the Warrants.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Article I
DEFINITIONS
Section 1.01Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act; provided, that for purposes of this Agreement, Stonepeak Purchasers (and their respective Affiliates) shall not be Affiliates of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries shall be an Affiliate of any Stonepeak Purchaser (or any of such Stonepeak Purchaser’s respective Affiliates).

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of California are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Shares” means the Common Stock issuable pursuant to the Securities Purchase Agreement.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company Cooperation Event” has the meaning specified in Section 2.04(r).

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the March 19, 2021, by and among the Company and the parties listed under Investor on the signature page thereto.

“Financial Counterparty” has the meaning specified in Section 2.04(r).

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).

“In-the-Money Registrable Securities” means Warrant Shares to the extent the exercise price for the Warrant Shares is less than the Market Value (as defined in the Warrants) of the Common Stock and Commitment Shares to the extent the purchase price is less than the Market Value (as defined in the Warrants) of the Common Stock, in each case as of the date of determination.

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Issue Date” shall mean May 17, 2021.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(b).

“Liquidated Damages Multiplier” means the product of (i) the Purchased Common Stock Price and (ii) the number of In-the-Money Registrable Securities then held by the applicable Holder and included on the applicable Registration Statement.

“Losses” has the meaning specified in Section 2.08(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Nasdaq” means the Nasdaq Capital Market.

“Other Holder” has the meaning specified in Section 2.02(a)

“Person” means any individual, corporation, company, voluntary association, company, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“Purchased Common Stock Price” means the weighted average exercise price of the In-the-Money Registrable Securities.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registrable Securities” means, collectively, (a) the Warrants, (b) the Warrant Shares, and (c) the Commitment Shares, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Securities Purchase Agreement” has the meaning specified in the Preamble of this Agreement.

“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Stonepeak Purchasers” has the meaning specified in the Preamble of this Agreement.

“Target Effective Date” has the meaning specified therefor in Section 2.01(a).

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Warrant” has the meaning specified in the Recitals of this Agreement.

“Warrant Shares” means the Common Stock issuable on exercise of the Warrants.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.02Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or one of its direct or indirect subsidiaries, and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10. In addition, any Registrable Securities shall not be considered Registrable Securities for so long as such Registrable Securities may be sold by a Holder without volume or manner of sale limitations pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

Article II
REGISTRATION RIGHTS
Section 2.01Shelf Registration.
(a)Shelf Registration. The Company shall (i) prepare and file within thirty (30) days of the Issue Date (plus up to an additional thirty (30) days to the extent reasonably necessary to prepare any necessary financial statements of the Company or its predecessors) an initial registration statement under the Securities Act to permit the public resale of Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”) (provided, for the avoidance of doubt, that such Registration Statement may not be filed prior to June 5, 2021) and (ii) use its reasonable best efforts to cause such initial Registration Statement to become effective no later than ninety (90) days from the earlier of (i) the date of filing of the Registration Statement and (ii) the date that is 60 days after the Issue Date (the “Target Effective Date”). The Company will use its reasonable best efforts to cause such initial Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, or if such Registration Statement is not available, that another registration statement is available for the resale of the Registrable Securities, in each case until the earliest to occur of the following: (A) the date on which all Registrable Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement and (B) the date on which there are no longer any Registrable Securities outstanding (such period, the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided that, (i) if the Company is then eligible, it shall file such Registration Statement on Form S-3 and (ii) if such Registration Statement is on Form S-1 and the Company later becomes eligible to register the Registrable Securities for resale on Form S-3 (including without limitation a Form S-3 filed as an automatic shelf Registration Statement), the Company shall amend such Registration Statement to a Registration Statement on Form S-3 or file a Registration Statement on Form S-3 in substitution of such Registration Statement as initially filed. The Company shall be entitled to take into account of the position of the staff of the Commission (the “Staff”) with respect to the character and maximum number of Registrable Securities which may be registered on the Registration Statement.

(b)A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Registration Statement.
(c)Failure to Become Effective. If a Registration Statement required by Section 2.01(a) does not become or is not declared effective by the Target Effective Date, then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, (i) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, which shall accrue daily, and (ii) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), which shall accrue daily, up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30 day period (the “Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding; provided, that the aggregate Liquidated Damages shall not exceed 6.0% of the Liquidated Damages Multiplier. The Liquidated Damages Multiplier shall be determined as of the first day of each such 30-day period. The Liquidated Damages shall be payable within 10 Business Days after the end of each such 30 day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.
(d)Waiver of Liquidated Damages. If the Company is unable to cause a Registration Statement to become effective on or before the Target Effective Date, then the Company may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of at least a majority of the outstanding Registrable Securities that have been included on such Registration Statement, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.
(e)Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of forty-five (45) days in any 180-day period or sixty (60) days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.
Section 2.02Piggyback Registration.
(a)Participation. If at any time the Company proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.01(a)) on its own behalf relating to the sale of Common Stock or on behalf of any other Persons who have or have been granted registration rights (the “Other Holders”) or (ii) a prospectus supplement relating to the sale of Common Stock by the Company or any Other Holders to an effective “automatic” registration statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in the case of each of clause (i) and (ii), for the sale of Common Stock by the Company or Other Holders in an Underwritten Offering (including an Underwritten Offering undertaken pursuant to Section 2.03), then the Company shall give not less than four (4) Business Days’ notice (or two (2) Business Days in connection with any overnight or bought Underwritten Offering) (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to Stonepeak Purchasers and their respective Affiliates and to each other Holder (together with its Affiliates) owning more than $25 million of Common Stock (determined by multiplying the number of Registrable Securities owned by the Purchased Common Stock Price), and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Company shall not be required to offer such opportunity (A) to any such Holders (other than any Stonepeak Purchaser and any of such Stonepeak Purchaser’s respective Affiliates) if such Holders, together with their Affiliates, do not offer a minimum of $10 million of Registrable Securities in the aggregate (determined by multiplying the number of Registrable Securities owned by the Purchased Common Stock Price), or (B) to any Holders if and to the extent that the Company has been advised by the Managing Underwriter, acting in good faith, that the inclusion of Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the Common Stock in such Underwritten Offering, in which case the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.01. If practical in the context of the contemplated offering, the Company shall use reasonable efforts to increase the length of the Piggyback Notice to provide more time for the applicable Holders to make an election to participate; provided, however, that any decision to increase the length of the Piggyback Notice for longer than two Business Days shall be in the sole discretion of the Company. Each such Holder will have four (4) Business Days (or two (2) Business Days in connection with any overnight or bought Underwritten Offering), or such longer period as may be specified by the Company, in its sole discretion, in the Piggyback Notice, after such Piggyback Notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake such an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings pursuant to this Section 2.02(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.
(b)Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering, acting in good faith, advise the Company that the total amount of Registrable Securities that the Selling Holders and any Other Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing, distribution method or probability of success of such offering, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), with such number to be allocated:
(i)in the case of a Registration Statement filed on the Company’s own behalf, (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, as to which registration has been requested pursuant to the terms of the Existing Registration Statement, that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), collectively, the Registrable Securities pro rata among the Selling Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder, on the percentage derived by dividing (A) the Registrable Securities proposed to be sold by such Selling Holder in such offering by (B) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders in the Piggyback Registration); and (D) fourth, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A), (B) and (C), collectively, the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;
(ii)in the case of demand registration by Other Holders under the Existing Registration Rights Agreement, (A) first, to the Other Holders exercising demand registration rights under the Existing Registration Rights Agreement; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities of the Selling Holders pro rata among the Selling Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder, on the percentage derived by dividing (A) the number of shares of Common Stock proposed to be sold by such Selling Holder in such offering by (B) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders in the Piggyback Registration); (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A), (B) and (C), collectively, the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and
(iii)in the case of demand registration by Other Holders other than under the Existing Registration Rights Agreement, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, as to which registration has been requested pursuant to the terms of the Existing Registration Statement, that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), collectively, the Registrable Securities pro rata among the Selling Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder, on the percentage derived by dividing (A) the Registrable Securities proposed to be sold by such Selling Holder in such offering by (B) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders in the Piggyback Registration); and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), collectively, the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.
Section 2.03Underwritten Offering.
(a)Registration. In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $35 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02), the Company shall, at the request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of such Registrable Securities; provided, that the Company shall not be obligated to engage in more than three (3) such Underwritten Offerings in any twelve (12) full calendar month period. The Managing Underwriter or Underwriters for such Underwritten Offering shall be selected by the Stonepeak Purchasers owning a majority of the Registrable Securities to be included by Stonepeak Purchasers in such Underwritten Offering, or if no Stonepeak Purchaser is a Selling Holder in such Underwritten Offering, by Selling Holders owning a majority of the Registrable Securities to be included in such Underwritten Offering, in each case with the consent of the Company (such consent not to be unreasonably withheld).
(b)General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.
Section 2.04Further Obligations. In connection with its obligations under this Article II, the Company will:
(a)promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
(b)if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, the Company shall use its commercially reasonable efforts to include such information in such prospectus supplement;
(c)furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
(d)if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e)promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f)promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g)in the event the Company is unable to register the Registrable Securities pursuant to Section 2.01(a) for any reason, the Company will use its best efforts to take such action(s) necessary, in cooperation with the Stonepeak Purchasers, (i) to permit the registration of such securities as soon as practicable thereafter or (ii) to provide an alternative, substantially similar means for the resale of such securities, in each case subject to the consent of the Stonepeak Purchasers holding a majority of the Registrable Securities held by such Stonepeak Purchasers.
(h)upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(i)in the case of an Underwritten Offering, furnish, or use its commercially reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a “comfort” letter addressed to the underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters may reasonably request;
(j)otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(k)make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(l)use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed; provided, that, the Company shall use commercially reasonable efforts to effect the listing of the Warrants on Nasdaq as promptly as practical after the Warrants become eligible for such listing;
(m)use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(n)provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;
(o)enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including making appropriate officers of the Company available to participate in customary marketing activities);
(p)if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(q)if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement;
(r)if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Company will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (i) a “comfort” letter, dated such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Public Offerings of securities by the Company, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Public Offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to such Holder, and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Holder, as has been customarily given by such officers in Underwritten Public Offerings of securities by the Company. The Company will also use its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission; and
(s)in connection with any transaction or series of anticipated transactions (i) effected pursuant to a Registration Statement filed pursuant to Section 2.01(a), (ii) with reasonably anticipated gross proceeds in excess of $25 million or involving Registrable Securities having a fair market value in excess of $25 million and (iii) involving a broker, agent, counterparty, underwriter, bank or other financial institution (“Financial Counterparty”) (each a “Company Cooperation Event”), to the extent requested by the Financial Counterparty in order to engage in the proposed Company Cooperation Event, the Company will cooperate with such Holder in allowing Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company, including (1) by using commercially reasonable efforts to cause its independent certified public accountants to provide to the Financial Counterparty a “cold comfort” letter in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Financial Counterparty, (2) by using commercially reasonable efforts to cause its outside counsel to the Company to deliver an opinion in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” letter for such offering, addressed to such Financial Counterparty, and (3) by providing a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Financial Counterparty.

Notwithstanding anything to the contrary in this Section 2.04, the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.04 with respect to the Company at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.06Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities participating in an Underwritten Offering included in a Registration Statement agrees to enter into a customary letter agreement with underwriters, if required by such underwriters, providing that such Holder will not effect any public sale or distribution of Registrable Securities during the thirty (30) calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.
Section 2.07Expenses.
(a)Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses of the Company incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and Nasdaq fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.
(b)Expenses. The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration,

Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.07(a) and Section 2.08, the Company shall not be responsible for professional fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
Section 2.08Indemnification.
(a)By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, members, partners, employees, agents and Affiliates and each Person, if any, who controls such Selling Holder or its Affiliates within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, members, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses incurred by or on such Holder’s behalf or liabilities (including reasonable attorneys’ fees and expenses incurred by or on such Holder’s behalf) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by or on such Holder’s behalf in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Selling Holder in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b)By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Company’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act, and the other Selling Holders, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c)Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if counsel to the indemnified party shall have concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the indemnified persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.
(d)Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that the indemnification and contribution provisions contained in this Section 2.08 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder.
Section 2.09Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a)make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision then in effect), at all times from and after the date hereof;
(b)file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c)so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any successor or similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the

Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 2.10Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities or securities convertible into or exercisable for Registrable Securities except that no rights provided for in Section 2.03(a) may be transferred or assigned by any Holder to any Person acquiring less than $10 million in Registrable Securities (determined by multiplying the number of Registrable Securities owned by the Purchased Common Stock Price); provided, however, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.
Section 2.11Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities and securities convertible or exercisable into Registrable Securities, voting as a single class on an as-converted basis, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than expressly subordinate to the piggyback rights of the Holders of Registrable Securities hereunder.
Article III
MISCELLANEOUS
Section 3.01Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Company to Stonepeak Purchasers) email to the following addresses:
(a)If to Stonepeak Purchasers or any Holder (other than Evolve Transition Infrastructure LP):

Stonepeak Partners LP

55 Hudson Yards

550 W. 34th Street, 48th Floor
New York, NY 10001
Attention: Trent Kososki, William Demas and Adrienne Saunders
Email: kososki@stonepeakpartners.com; demas@stonepeakpartners.com; LegalandCompliance@stonepeakpartners.com with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attention: Julian J. Seiguer, P.C. and John D. Pitts, P.C.
Email: julian.seiguer@kirkland.com; john.pitts@kirkland.com

(b)If to Evolve Transition Infrastructure LP:

Evolve Transition Infrastructure LP

1360 Post Oak Blvd
Suite 2400
Houston, TX 77056
Attention: Charles Ward
Email: cward@evolvetransition.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP
1000 Louisiana Street
Suite 5900
Houston, TX 77002
Attention: Cliff Vrielink and George Vlahakos
Email: cvrielink@sidley.com; gvlahakos@sidley.com

(c)If to the Company:

Nuvve Holding Corp.
2468 Historic Decatur Road
San Diego, California 92106
Attention: Gregory Poilasne and Stephen Moran
Email: gregory@nuvve.com and smoran@nuvve.com

with a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02110

Attention: Sahir Surmeli and Eric Macaux

Email: ssurmeli@mintz.com, ewmacaux@mintz.com

and

Graubard Miller

The Chrysler Building

405 Lexington Ave., 11th Floor

New York, NY 10174

Attention: Eric Schwartz

Email: eschwartz@graubard.com

or to such other address as the Company or any Holder may designate to each other in writing from time to time or, if to a transferee or assignee of any Stonepeak Purchaser or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02Binding Effect. This Agreement shall be binding upon the Company, each of the Holders and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
Section 3.03Assignment of Rights. Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.
Section 3.04Recapitalization, Exchanges, Etc. Affecting Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.
Section 3.05Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
Section 3.06Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts,

when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.08Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in the courts of the State of New York sitting in New York City in the borough of Manhattan or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York located therein, and the parties shall submit to the exclusive jurisdiction of each such court in any such proceeding or action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 3.09Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 3.10Entire Agreement. This Agreement, the Warrants, the Securities Purchase Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Warrants or Securities Purchase Agreement with respect to the rights granted by the Company or any of its Affiliates or any Stonepeak Purchaser or any of such Stonepeak Purchaser’s Affiliates set forth herein or therein. This Agreement, the Warrants, the Securities Purchase Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11Amendment. This Agreement may be amended, and any provision hereof may be waived, by and only by means of a written amendment or waiver signed by the Company and the Holders of a majority of the outstanding Registrable Securities or securities convertible into Registrable Securities, as applicable; provided, however, that no such amendment shall disproportionately adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.
Section 3.12No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
Section 3.13Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than Stonepeak Purchasers, the Selling Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, Company or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Stonepeak Purchaser or a Selling Holder hereunder.
Section 3.14Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Holder, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 3.15Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

COMPANY:

NUVVE HOLDING CORP.

By: /s/ Gregory Poilasne
Name: Gregory Poilasne
Title: Chairman and Chief Executive Officer

Signature Page to Registration Rights Agreement

HOLDERS:

STONEPEAK ROCKET HOLDINGS LP

By: STONEPEAK ASSOCIATES IV LLC,
its general partner

By: /s/ Jack Howell
Name: Jack Howell
Title: Senior Managing Director

Signature Page to Registration Rights Agreement

EVOLVE TRANSITION INFRASTRUCTURE LP

By: Evolve Transition Infrastructure GP LLC, its
general partner

By: /s/ Charles C. Ward
Name: Charles C. Ward
Title: Chief Financial Officer & Secretary

Signature Page to Registration Rights Agreement